UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 20, 2006

MEDIAMAX TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-31079	77-0140428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

886 N. Cofco Center Court # 1053, Phoenix, Arizona 85008
(Address of principal executive offices) (Zip Code)

602-267-3800
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-206202006(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C)under Exchange Act (17 CFR 240.13e-4(C))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The Employment Agreement between the Company and Mr. Kevin Clement was terminated effective as of June 20, 2006, except that certain obligations concerning confidentiality, non-solicitation and non-disparagement will survive termination. The principal terms of the Employment Agreement have been described in previous SEC filings by the Company. A copy of the Employment Agreement was filed as Exhibit 10.2 on Form 8-K filed by the Company on November 4, 2005.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Pursuant to written consent by the holders of a majority of the outstanding shares of common stock of MediaMax, effective June 12, 2006, Scott Stoegbauer and William H. Whitmore, Jr. were added to the Company’s Board of Directors.

Effective June 20, 2006, Mr. Kevin Clement is no longer employed by the Company as Chief Executive Officer and President. The Company appointed Scott Stoegbauer as Mr. Clement’s successor with the title of President. Mr. Stoegbauer was also appointed Corporate Secretary and Treasurer. Mr. Stoegbauer has been an officer of the Company since March 2004.

Effective June 20, 2006, William H. Whitmore, Jr. was appointed Chairman of the Board of Directors of the Company. Mr. Whitmore was a previous President of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

MEDIAMAX TECHNOLOGY CORPORATION

Date: June 26, 2006	By:	/s/ Scott Stoegbauer
Scott Stoegbauer
Title: President